EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 624-5114

Board of Directors
TexEn Oil & Gas, Inc.
Houston, Texas 77070

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated November 5, 2002, on the financial statements of TexEn Oil & Gas, Inc. as of June 30, 2002, which report appears in the annual report on For, 10-KSB of TexEn Oil & Gas, Inc. for filing with and attachment to the Form S-8/A.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 28, 2003